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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

1.    Mental Health Outcomes, Inc., a Delaware corporation.

2.    Horizon Mental Health Management, Inc., a Texas corporation.

3.    HHMC Partners, Inc., a Delaware corporation.

4.    Geriatric Medical Care, Inc., a Tennessee corporation.

5.    Specialty Rehab Management, Inc., a Delaware corporation.

6.    Horizon Behavioral Services of California, Inc., a California corporation

7.    Horizon Behavioral Services, Inc., a Delaware Corporation.

8.    FPMBH of Texas, Inc., a Delaware Corporation.

9.    Florida Psychiatric Associates, Inc., a Florida corporation.

10.   Florida Psychiatric Management, Inc., a Florida corporation.

11.   HMHM of Tennessee, Inc., a Tennessee corporation

12.   Horizon Behavioral Services - Colorado, Inc., a Colorado corporation.

13.   Occupational Health Consultants of America, Inc., a Tennessee corporation

14.   Resource EAP, Inc., a Florida corporation

15.   Employee Assistance Services, Inc., a Kentucky corporation

16.   Horizon Behavioral Services of New York, Inc., a New York corporation

17.   Horizon Behavioral Services IPA Inc., a New York corporation